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                                                                     EXHIBIT 5.1

   [Letterhead of Wilson Sonsini Goodrich & Rosati, Professional Corporation]

                                 July 13, 2001

Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, California 94085

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 13, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,389,849 shares of common stock, par value $0.001, of Simplex Solutions, Inc. (the "2001 Shares"), reserved for issuance under the 2001 Incentive Stock Plan (the "2001 Plan") and an aggregate of 2,737,222 shares of common stock, par value $0.001, of Simplex Solutions, Inc. (the "1995 Shares"), reserved for issuance under the 1995 Stock Plan (the "1995 Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the 2001 Shares and 1995 Shares (collectively, the "Shares") under the 2001 Plan and 1995 Plan (together, the "Plans"), respectively.

          It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plans, legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati